UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2019

YogaWorks, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38151	47-1219105
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5780 Uplander Way

Culver City, CA 90230

(Address of principal executive offices)

Registrant’s telephone number, including area code: (310) 664-6470

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:  None.(1)

(1)

On July 25, 2019, YogaWorks, Inc. (the “Company”) filed a Form 25, Notification of Removal From Listing and/or Registration Under Section 12(b) of the Securities and Exchange Act of 1934, with the Securities and Exchange Commission to delist the Company’s common stock, par value $0.001 per share (“Common Stock”), from The NASDAQ Stock Market (“NASDAQ”).  On August 5, 2019, the Company filed a Form 15 with the Securities and Exchange Commission to deregister the Common Stock under Section 12(g) of the Securities Exchange Act of 1934.  The Company intends to continue to use efforts to suspend and cease its reporting obligations under the Securities Exchange Act of 1934 as soon as reasonably practicable.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 26, 2019, YogaWorks, Inc. (the “Company”) entered into a Note Purchase Agreement with Great Hill Equity Partners V, L.P. and Great Hill Investors, LLC (the “Noteholders”) pursuant to which the Noteholders purchased an aggregate of $5,000,000 of convertible promissory notes (the “Convertible Notes”).  Great Hill Equity Partners V, L.P. and Great Hill Investors, LLC collectively hold approximately 68% of the Company’s outstanding common stock, par value $0.001 per share (“Common Stock”).  The Convertible Notes were acquired by the Noteholders in transactions meeting the requirements of Section 4(2) and/or Regulation D under the Securities Act of 1933, as amended.  The Convertible Notes bear interest at the rate of 12% per annum and have a maturity date of June 30, 2020 (the “Maturity Date”).  The principal amount of the Convertible Notes, plus any accrued and unpaid interest, will be due on the Maturity Date.  Noteholders will have the option, at any time and from time to time, to convert the principal of and interest accrued on the Convertible Notes into shares of Common Stock at a conversion price equal to $0.60 per share (subject to appropriate adjustment to reflect any stock split, stock dividend, reverse stock split or similar corporate event affecting the Common Stock). The Note Purchase Agreement and Notes contain customary affirmative and negative covenants and events of default relating to the Company.  If an event of default occurs, the amounts due under the Convertible Notes may become immediately due and payable.  The Convertible Notes are subject to prepayment at the option of the Company, in whole or in part. The proceeds of the Convertible Notes will be used for lease restructuring costs (including lease exits), general corporate restructuring costs and other general corporate purposes.

The information set forth above is a summary, and is qualified in its entirety by reference to the actual terms of the Note Purchase Agreement (including the form of Convertible Notes attached as an exhibit thereto), which has been filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03Creation of a Direct Financial Obligation

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sale of Equity Securities

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Note Purchase Agreement dated September 26, 2019 (including form of convertible promissory note)
10.1.A	Form of convertible promissory note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YogaWorks, Inc.

Date: October 1, 2019	By:	/s/ Vance Chang
Vance Chang
Chief Financial Officer